SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2003

APPLIED MICROSYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

16770 NE 79th Street, #103
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 883-1606

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On April 30, 2003, Applied Microsystems Corporation (the “Company”) announced that it has adjourned its special meeting of shareholders, which commenced today at 10:00 a.m. PDT, at the offices of the Company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104. The meeting was adjourned because insufficient shares were represented to form a quorum and conduct the business of the meeting. The Company announced at the special meeting that the adjourned meeting will continue on Thursday, May 22, 2003, commencing at 10:00 a.m. PDT, at the offices of the Company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

May 1, 2003	By:	/s/ Robert C. Bateman

Robert C. Bateman Chief Financial Officer